                                                                     Exhibit 5.1




                               October 29, 1997


Board of Directors
Elcotel, Inc.
6428 Parkland Drive
Sarasota, Florida 34243


        Re:   Registration Statement on Form S-4
              ----------------------------------

Gentlemen:

        We have acted as counsel for Elcotel, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance of up to 5,753,584 shares of Common Stock of the Company (the "Shares") and warrants to purchase 708,750 shares of Common Stock of the Company (the "Warrants") pursuant to a merger between Technology Service Group, Inc. and Elcotel Hospitality Service, Inc., a wholly-owned subsidiary of the Company (the "Merger").

        As counsel for the Company, we have examined such corporate records and other documents of the Company and considered such other questions of law as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the competency of individuals, the due authority of the parties (other than the Company) executing such documents, and the conformity to the originals of all such documents submitted to us as copies or telecopies.

        Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares and the Warrants have been duly authorized, and the Shares, when duly issued and delivered by the Company pursuant to the Merger or against payment of the purchase price therefor pursuant to the terms of the Warrants, as applicable, will be validly issued, fully paid and non-assessable.

                                                                     Exhibit 5.1


Board of Directors
Elcotel, Inc.
October 29, 1997
Page 2


     We hereby consent to the inclusion of this opinion in Exhibit 5.1 to the Registration Statement and the reference to Schnader Harrison Segal & Lewis LLP in the Registration Statement under the caption "Legal Matters."


                                           Very truly yours,

                                       /s/ Schnader Harrison Segal & Lewis LLP
                                       ---------------------------------------
                                           SCHNADER HARRISON SEGAL & LEWIS LLP